Exhibit 99.1

MEDTOX Scientific, Inc.

402 West County Road D

St. Paul, MN 55112

Contact: Paula Perry (877) 715-7236

FOR IMMEDIATE RELEASE

MEDTOX SCIENTIFIC ANNOUNCES THIRD QUARTER RESULTS ST. PAUL, Minn., October 14, 2009 – MEDTOX Scientific, Inc. (Nasdaq:MTOX) today announced results for the third quarter ended September 30, 2009.

For the three-month period, revenues were $22.3 million, compared to $22.4 million for the prior-year period. The Company recorded operating income of $1.0 million for the three-month period, compared to $2.8 million for the prior-year period. The Company recorded net income of $0.8 million for the three-month period, compared to $1.6 million for the prior-year period. Earnings per diluted share were $0.09, compared to $0.19 in the third quarter of 2008.

For the nine-month period ended September 30, 2009, revenues were $64.3 million, compared to $65.0 million from the prior-year period. Operating income was $2.5 million, compared to $8.6 million for the prior-year period. The Company recorded net income of $1.5 million, compared to $5.2 million for the prior-year period. Earnings per diluted share were $0.17, compared to $0.58 for the prior-year period.

For the three-month period, in our Laboratory Segment, revenues from drugs-of-abuse (DAU) testing decreased a net 9.0%, to $9.5 million from $10.4 million in the prior-year period. The decrease is a result of lower testing volumes from our workplace clients due to economic conditions. Revenues from existing workplace clients were $7.9 million, down 23.8% for the quarter compared to the prior-year period. The decrease in revenue was mitigated by very strong business from new DAU laboratory clients of $1.6 million, or a 15.4% increase from the prior-year period for a total of $9.5 million. New account activity in our DAU laboratory continues to confirm and validate our strategy of gaining market share and preserving our existing clients during this recessionary period.

Our clinical laboratory expansion initiated in 2008 continues to gain momentum with quarterly revenues of $8.2 million, compared to $7.0 million for the prior-year period. This is a quarterly increase of 16.5%. Within the clinical laboratory, Clinical Trial Services (CTS) revenues increased to $2.0 million for the quarter, up from $1.6 million in the second quarter of 2009 and compared to $1.9 million for the prior-year period, which was a record quarter for CTS. The rest of the clinical laboratory increased to $6.2 million from $5.1 million, or a 21.5% increase from the prior-year period. New account activity in the clinical laboratory for the quarter was solid and we maintain our long term positive view of our clinical laboratory diversification efforts.

In the Diagnostic Segment, revenues were down 7.5% for the quarter. The reduction in revenues is primarily due to lower testing volumes from our workplace drugs-of-abuse clients due to lower employment levels. On July 24, 2009, the Company received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market its PROFILE®-V MEDTOXScan® Drugs-of-Abuse Test System with three additional drugs -- Oxycodone, Propoxyphene and Tricyclic Antidepressants. The total number of drugs detectable on the system is now twelve. The MEDTOXScan® Reader and expanded panel is the broadest panel with the lowest detection levels available with any FDA cleared reader in the market place. The Reader provides accurate, easy-to-use and cost effective testing for drugs-of-abuse. Results are available in 10 minutes for improved turn around time. There is an optional attached bar-code scanner for accurate entry of user ID, patient ID and lot number of the device. Test results will remain on the digital display until cleared by the operator. A printer provides a paper copy of the results for a permanent record. The Reader also has network integration capabilities and enhanced record storage of 1,000 results with improved record management. The Test System is intended for professional use in a hospital laboratory setting. Currently MEDTOX has between 300 to 400 hospital clients utilizing MEDTOX's PROFILE® visually read cassettes for drugs-of-abuse detection. The new Test System will be marketed not only to those clients, but to the broader hospital market which is estimated in excess of 2,500 hospitals. Since receiving FDA approval for the expanded panel we have shipped over 200 units.

There will be a continuing negative impact on our drugs-of-abuse testing revenues caused by economic conditions affecting hiring in 2009. This should be mitigated by our expectation of strong on-going new business activity in this market segment in 2009. Gains in drugs-of-abuse testing market share in 2007, 2008 and anticipated in 2009, will have a positive impact on our performance when economic conditions improve and hiring rebounds.

MEDTOX will hold a teleconference to discuss 2009 third quarter results today at 9:30 a.m. Central Time (10:30 a.m. Eastern). The Company will discuss these results and other corporate matters. During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed. To access the teleconference, dial (888) 587-0612 ten minutes before the scheduled start time today. International callers may access the call by dialing (719) 325-2261. Callers should ask for the MEDTOX quarterly conference call, hosted by Dick Braun, president and CEO of MEDTOX. A simultaneous webcast of the conference call will be available on the MEDTOX website in the “investors” section under “webcasts” at www.medtox.com. An audio replay of the conference call will be available through October 21 at (888) 203-1112, passcode # 6735534. International callers may access the replay at 719-457-0820 with the same passcode # 6735534.

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse, therapeutic drugs and biological and agricultural toxins and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

Note: Forward looking statements contained in this press release are made under the Private Securities Reform Act of 1995. Forward-looking statements, including those relating to new business activity, market share, our future revenues, economic conditions, and momentum in our clinical laboratory business, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Actual results may differ due to a number of factors including a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business and retain existing business, customer acceptance of new products, client regulatory issues, project activity, and changes in the competitive environment. Further discussions of factors that may cause such results to differ are identified in the Company's 2008 Annual Report on Form 10-K and incorporated herein by reference. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

MEDTOX SCIENTIFIC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
REVENUES:
Laboratory services:
Drugs-of-abuse testing services	$ 9,465	$ 10,404	$ 27,529	$ 30,995
Clinical & other laboratory services	8,189	7,027	22,870	18,736
Product sales	4,607	4,979	13,852	15,261
	22,261	22,410	64,251	64,992
COST OF REVENUES:
Cost of services	11,704	10,910	34,455	30,834
Cost of sales	1,871	2,068	5,801	6,055
	13,575	12,978	40,256	36,889

GROSS PROFIT	8,686	9,432	23,995	28,103

OPERATING EXPENSES:
Selling, general and administrative	7,084	6,050	19,826	17,798
Research and development	555	612	1,714	1,718
	7,639	6,662	21,540	19,516

INCOME FROM OPERATIONS	1,047	2,770	2,455	8,587

OTHER INCOME (EXPENSE):
Interest expense	(4)	(14)	(15)	(67)
Other income (expense)	151	(167)	(95)	(532)
	147	(181)	(110)	(599)

INCOME BEFORE INCOME TAX EXPENSE	1,194	2,589	2,345	7,988

INCOME TAX EXPENSE	(436)	(945)	(856)	(2,829)

NET INCOME	$ 758	$ 1,644	$ 1,489	$ 5,159

BASIC EARNINGS PER COMMON SHARE	$ 0.09	$ 0.20	$ 0.17	$ 0.61

DILUTED EARNINGS PER COMMON SHARE	$ 0.09	$ 0.19	$ 0.17	$ 0.58

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	8,547,213	8,354,316	8,529,608	8,453,724
Diluted	8,834,675	8,856,934	8,778,555	8,961,606

MEDTOX SCIENTIFIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$ 3,268	$ 4,069
Accounts receivable, net	17,413	14,082
Inventories	3,853	3,900
Other current assets	3,747	4,965
Total current assets	28,281	27,016

Building, equipment and improvements, net	29,525	29,204

Other assets	17,509	17,306
Total assets	$ 75,315	$ 73,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$ 9,674	$ 9,624

Long-term debt	-	302

Other long-term obligations	3,893	3,135

Stockholders’ equity	61,748	60,465
Total liabilities and stockholders’ equity	$ 75,315	$ 73,526